UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2006

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1 - 9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 8, 2006, Hancock Fabrics, Inc., filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its unfiled Quarterly Report on Form 10-Q for the period ended October 28, 2006. Hancock was unable without unreasonable effort and expense to file its Quarterly Report on Form 10-Q for the period ended October 28, 2006 on a timely basis, due to store physical inventory counts conducted during fiscal 2005 by Hancock resulting in exceptions at a rate higher than were deemed acceptable by Hancock.

On April 13, 2006, Hancock filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its unfiled Annual Report on Form 10-K for the period ended January 28, 2006. On June 8, 2006, Hancock filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its unfiled Quarterly Report on Form 10-Q for the period ended April 29, 2006. On September 8, 2006, Hancock filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 pertaining to its unfiled Quarterly Report on Form 10-Q for the period ended July 29, 2006.

Hancock intends to file its Quarterly Report on Form 10-Q for the period ended October 28, 2006 as soon as practical; however, the filing will not be made before Hancock files its Annual Report on Form 10-K for the period ended January 28, 2006 and its Quarterly Reports on Form 10-Q for the periods ended April 29, 2006 and July 29, 2006. Hancock expects to be able to file its Annual Report on Form 10-K for the period ended January 28, 2006 by December 31, 2006 and its Quarterly Reports on Form 10-Q for the periods ended April 29, 2006, July 29, 2006 and October 28, 2006 by February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith
Name:	Bruce D. Smith
Title:	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

Date: December 8, 2006